Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of ScION Tech Growth II (the “Company”) on Form 10-Q for the quarterly period ended March 31, 2022, as filed with the Securities and Exchange Commission (the “Report”), I, Kunal Gullapalli, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted by §906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Date: May 20, 2022

By:	/s/ Kunal Gullapalli
Name:	Kunal Gullapalli
Title:	Chief Financial Officer (Principal Financial and Accounting Officer)